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                                                                  EXHIBIT 23 (a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Computer Task Group, Incorporated:

We consent to the incorporation by reference in the Registration Statements No. 33-41995, 33-50160, 33-61493, 333-12237, 333-39936, 333-51162, 333-66766,
333-91148 and 333-118314 on Form S-8 and Registration Statement No. 333-43263 on Form S-3 of Computer Task Group, Incorporated of our report dated March 14, 2005 with respect to the consolidated balance sheets of Computer Task Group, Incorporated as of December 31, 2004 and 2003 and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the years then ended, which report is incorporated by reference in the 2004 annual report on Form 10-K of Computer Task Group, Incorporated, and to the incorporation by reference of our report dated March 14, 2005 on the related 2004 and 2003 financial statement schedules, which reports appear in the December 31, 2004 annual report on Form 10-K of Computer Task Group, Incorporated.

                                  /s/ KPMG LLP

Buffalo, New York
March 14, 2005

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